Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment (this “Amendment”) is made as of the 31st day of October, 2005 to that certain Loan and Security Agreement dated December 14, 2004, as previously amended by First Amendment to Loan and Security Agreement dated March 16, 2005 (the “Loan Agreement”) among Citizens Bank of Massachusetts (the “Bank”) and each of VIISAGE TECHNOLOGY, INC., a Delaware corporation, TRANS DIGITAL TECHNOLOGIES CORPORATION, a Delaware corporation, IMAGING AUTOMATION, INC., a Delaware corporation and BIOMETRICA SYSTEMS, INC., a New Hampshire corporation (hereinafter individually and collectively referred to as the “Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

RECITALS

Borrower has requested that Bank agree to amend the Minimum EBITDA covenant contained in Section 15(c) of the Loan Agreement for the discrete fiscal quarter ended October 2, 2005 and to discontinue the Modified Quick Ratio covenant contained in Section 15(a) of the Loan Agreement for all reporting periods from and after October 3, 2005 and that Bank agree to certain other modifications of terms to the Loan Agreement.

Bank is amenable to amending the Minimum EBITDA covenant, discontinuing such covenant and making such other changes to the Loan Agreement, but only on the terms and conditions set forth in the Loan Agreement as amended hereby.

AGREEMENT

In consideration of the foregoing, of the undertakings of Borrower and Bank herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Effective the date of this Amendment, Section 13(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following text:

“(d) Borrower shall deliver to Bank at the time of each request for a Loan, Letter of Credit or foreign exchange transaction under this Agreement: (i) a completed and signed Notice of Borrowing in the form annexed as Exhibit 2, (ii) at any time that Borrower’s aggregate credit exposure to Bank (including Loans, Letters of Credit and settlement risk on foreign exchange transactions, inclusive of the requested Notice of Borrowing) exceeds, or would exceed, $5,000,000.00, a Covenant Compliance Certificate in the form of Exhibit 3 annexed hereto, showing the supporting calculations evidencing Borrower’s compliance or non-compliance with the financial covenants contained in this Agreement calculated on a pro forma basis as of the date of the Notice of Borrowing, and (iii) a schedule of all bonded contracts, including the amount of each bond or letter of credit, the issuer of such bond or letter of credit and the expiration date of each such bond or letter of credit, in such form as shall be agreed between Borrower and Bank.”

2. Section 15(a) of the Loan Agreement is hereby deleted in its entirety effective October 3, 2005 and replaced with the following text:

“INTENTIONALLY OMITTED.”

3. The Minimum EBITDA covenant contained in Section 15(c) of the Loan Agreement is hereby amended to provide that, for the discrete reporting period ending October 2, 2005 only, Borrower’s EBITDA shall not be less than $1,000,000.00. The foregoing amendment is effective only for the discrete reporting period ended October 2, 2005, and Bank’s agreement to modify this covenant for such period shall not constitute an agreement by Bank to modify or amend this or any other covenant contained in the Loan Agreement for any other reporting period.

4. Section 15(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following text:

“(f) Minimum Cash. Fail to maintain a minimum cash and cash equivalents position of at least $7,500,000.00 at all times from and after October 3, 2005;”

5. To the extent that Bank’s consent to Borrower’s acceptance of an equity investment in Borrower in the amount of approximately $100 Million from L-1 Investment Partners and/or affiliates may be required pursuant to Section 15(o) of the Loan Agreement or otherwise, Bank hereby consents to Borrower’s acceptance of such investment.

6. Borrower acknowledges and agrees that as of the date of this Amendment there were no outstanding Loans or Letters of Credit, except as listed in Schedule 6.

7. Borrower represents and warrants that all of the representations and warranties made by Borrower in the Loan Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except to the extent that any of such representations and warranties relate by their terms solely to a date prior to date of this Amendment. Except to the extent modified by this Amendment, borrower hereby ratifies and confirms all of its covenants and agreements under the Loan Agreement, including without limitation all of those covenants and agreements contained in Sections 14 and 15 of the Loan Agreement, as modified by Paragraphs 1 through 4 inclusive of this Amendment.

8. Borrower further represents and warrants that this Amendment is a valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.

9. Borrower shall promptly execute and deliver such further documents, instruments and agreements and take such further action as Bank may reasonably request, in its sole discretion, to effect the purposes of this Amendment and the Loan Agreement and other Loan Documents, including, but not limited to the execution and delivery of all documents necessary or reasonably required by Bank to ensure that Bank has perfected liens on all assets of Borrower to the extent originally provided under the Loan Agreement and the other Loan Documents. Borrower hereby appoints any officer or agent of Bank as Borrower’s true and lawful attorney in fact, with power of substitution to endorse the name of Borrower or any of their officers or agents in such regard, exercisable by Bank during the continuance of an Event of Default.

10. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of Bank arising under the Loan Agreement and other Loan Documents, and Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.

11. By execution of this Amendment, each Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against Bank or any of its officers, agents, directors or employees whether asserted or unasserted to their respective Obligations.

12. To the extent possible and except for the specific changes to the Loan Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Loan Agreement. In the event of any inconsistency between the provisions of this Amendment and any other document (including, without limitation, any Loan Document), instrument, or agreement entered into by and between Bank and Borrower, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon Bank and Borrower, and their representatives, successors, and assigns, and shall inure to the benefit of Bank and Borrower and their respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between any Borrower and Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.

13. Borrower acknowledges and agrees that it shall immediately pay to Bank the full amount of all reasonable out-of-pocket costs and expenses of Bank incurred by Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of Bank under the Loan Agreement and other Loan Documents or otherwise in respect of any of the Obligations.

14. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

15. This Amendment is delivered to Bank in The Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of The Commonwealth of Massachusetts. Borrower each specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of any court of The Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex or in the District Court of the United States for the District of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.

16. This Amendment may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and delivered to Bank.

WITNESS our hands and seals as of October 31, 2005.

WITNESS (to all)		BORROWERS: VIISAGE TECHNOLOGY, INC.

/s/ ELLIOT J. MARK	By:	/s/ BRADLEY T. MILLER
duly authorized

TRANS DIGITAL TECHNOLOGIES CORPORATION

		By:	/s/ BRADLEY T. MILLER
duly authorized

IMAGING AUTOMATION, INC.

		By:	/s/ BRADLEY T. MILLER
duly authorized

BIOMETRICA SYSTEMS, INC.

		By:	/s/ BRADLEY T. MILLER
duly authorized

BANK: CITIZENS BANK OF MASSACHUSETTS

		By:	/s/ MARSHALL C. SUGARMAN
Marshall C. Sugarman, Vice President

4